Exhibit 4(f)
SECOND SUPPLEMENTAL INDENTURE
     SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of July 24, 2009, among DENBURY GREEN PIPELINE-TEXAS, LLC (the “New Subsidiary Guarantor”), an indirect, wholly-owned subsidiary of Denbury Resources Inc. (the “Company”), DENBURY RESOURCES INC., a Delaware corporation, on behalf of itself and the Subsidiary Guarantors (the “Existing Subsidiary Guarantors”) under the Indenture referred to below, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee under the indenture referred to below (the “Trustee”).
W I T N E S S E T H :
     WHEREAS the Company has heretofore executed and delivered to the Trustee an Indenture dated as of December 7, 2005, (the “Indenture”), and the First Supplemental Indenture dated as of April 3, 2007, providing for the issuance of 7 1/2% Senior Subordinated Notes Due 2015 (the “Securities”);
     WHEREAS the Company desires to cause the New Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantor shall fully and unconditionally guarantee all of the Company’s obligations under the Securities pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and
     WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and Existing Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture;
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Company, the Existing Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:
     1. Definitions. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
     (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
     2. Agreement to Guarantee. The New Subsidiary Guarantor hereby agrees, jointly and severally with all other Existing Subsidiary Guarantors, to guarantee the Company’s
Denbury Resources Inc.
Guarantor Supplemental Indenture
Notes due 2015

obligations under the Securities on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture.
     3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.
     4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.
     6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     7. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.
Denbury Resources Inc.
Guarantor Supplemental Indenture
Notes due 2015

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

DENBURY GREEN PIPELINE-TEXAS, LLC
By:	/s/ Phil Rykhoek
Name:	Phil Rykhoek
Title:	Chief Executive Officer

DENBURY RESOURCES INC., on behalf of itself and the Existing Subsidiary Guarantors,
By:	/s/ Phil Rykhoek
Name:	Phil Rykhoek
Title:	Chief Executive Officer

Denbury Resources Inc.
Guarantor Supplemental Indenture
Notes due 2015

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee,
By:	/s/ Julie Hoffman-Ramos
Name:	Julie Hoffman-Ramos
Title:	Assistant Treasurer

Denbury Resources Inc.
Guarantor Supplemental Indenture
Notes due 2015

4